Promissory Installment Note

Note#

 2020000                                             Date:                August 10, 2006

Borrower:       Probe Manufacturing, Inc.
                       3050 Pullman Street
                       Costa Mesa,  CA 92661

Payee:

Rufina Paniego                                                 Amount          $75,000

Interest Rate:  12% per annum

PAYMENT TERMS.  This Note is due and payable as follows, to-wit:  Interest payments of $750 on August 15, 2006 and September 15, 2006.  Eighteen monthly payments of $2,491.07 including Principal and interest, commencing October 15, 2006 and each month thereafter on the 15th day of the month,  With a final balloon payment due on April 15, 2008 of $41,257.78

PRE-PAYMENT. Borrower will allocate 50% of all equity financing raised by the Company to pay off its debt.  The Borrower may prepay all or part of this note at anytime.

DEFAULT AND ACCELERATION CLAUSE.  If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues for five (5) days after Payee gives Borrower notice of the default, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due.  Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

ATTORNEY’S FEES.  If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Payee all costs of collection and enforcement, including reasonable attorney’s fees and court costs in addition to other amounts due.

SEVERABILITY.  If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT.  The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

GOVERNING LAW.  This Note shall be governed, construed and interpreted by, through and under the Laws of the State of California.

EXECUTED as of  August 10, 2006               Effective Date June 30, 2006

Probe Manufacturing , Inc., a Nevada corporation	Rufina Paniego
By: _____________________________	By:______________________________
Its: ________________ Date: ________	Its: ________________ Date: _________

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